UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

BIOAGE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42279	47-4721157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445A South 50th Street Richmond, CA	94804
(Address of principal executive offices)	(Zip Code)

(510) 806-1445

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	BIOA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2024, BioAge Labs, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Sofinnova Venture Partners, XI, L.P. (the “Purchaser”), an existing stockholder of the Company, for the purchase of an aggregate of 588,888 shares of its common stock, par value $0.00001 (“Common Stock”), at a per share price equal to the initial public offering (“IPO”) price of $18.00 per share, through a private placement financing (the “Private Placement”), which took place concurrently with the IPO.

Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Jefferies LLC, and Citigroup Global Markets Inc. acted as placement agents (together, the “Placement Agents”) for the Private Placement, which closed on September 27, 2024. The Company entered into a letter agreement with the Placement Agents pursuant to which the Placement Agents agreed to act as placement agents for the Private Placement and the Company agreed to pay a placement agent fee equal to 7.0% of the total purchase price of the shares sold in the Private Placement.

Pursuant to the Purchase Agreement, the Purchaser is entitled to certain registration rights. If, following the one year anniversary of the date of effectiveness of the Company’s IPO registration statement, the shares issued to the Purchaser in the Private Placement cannot be sold without restriction pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), then upon the Purchaser’s request, received within 30 days of such anniversary, the Company has agreed to use commercially reasonable efforts to register such shares for resale on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission. The Purchase Agreement also contains customary representations, warranties and agreements by the Company and the Purchaser.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Common Stock sold in the Private Placement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Common Stock issued and sold in the Private Placement has not been registered under the Securities Act, or applicable state securities laws, and was issued and sold pursuant to Section 4(a)(2) of the Securities Act. The Purchaser has represented that it is an “institutional accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and is acquiring the Common Stock for investment purposes only and not with a view to any public distribution or with any intention of selling, distributing or otherwise disposing of the Common Stock in a manner that would violate the registration requirements of the Securities Act. The Common Stock was offered without any general solicitation by the Company or its representatives.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Share Purchase Agreement, by and among the Company and the Purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAGE LABS, INC.

Date: September 27, 2024	By:	/s/ Dov Goldstein
Dov Goldstein
Chief Financial Officer

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